For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or Dave Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation First Quarter 2014 Financial Results

Continued Customer Wins and New Partnerships Build on Momentum and Further Position Company for Future Growth

WASHINGTON, May 15, 2014 /PRNewswire/ -- WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services featuring enterprise-wide Telecommunications Lifecycle Management (TLM) and Cybersecurity solutions, today announced financial results for the first quarter ended March 31, 2014.

Year-to-Date Business Highlights

o	Awarded a $47.5 million BPA with a Major Health Related Federal Department.
o	Received 3 Annual Task Orders under the $600 Million Blanket Purchase Agreement (BPA) with Department of Homeland Security (DHS) worth approximately $11M.
o	Acquired Soft-ex Communications, a leading provider of Telecom Data Intelligence (TDI) solutions throughout European and Middle Eastern markets, for $6 million.
o	Awarded 13 new commercial accounts with work anticipated to start in the end of the 2nd quarter of 2014.
o	Awarded 2 new municipal awards with work anticipated to start in the end of the 2nd quarter of 2014.
o	Expanded partnerships for secured, cloud-based, Identity Management Services (IDM) ‘Certificate-on-Device’ for all types of mobile devices.
o	Announced collaboration agreement with Wave Systems Corp. to secure digital certificates within Trusted Platform Modules (TPMs) on customer devices.
o	Continued to expand development relationships with several mobile OEMs and telecom service providers.
o	Initiated the development of a Managed Mobility Solutions (MMS) solution in conjunction with an OEM provider that addresses a single market of 880K users.
o	Implemented initial services with Compass PLC outside of the US in Canada and UK with plans to expand to European locations in 3rd quarter of 2014.

First Quarter 2014 Financial Highlights

•	Net revenue decreased 20% to $9.6 million from $11.9 million in the first quarter of 2013.
•	Gross margin was 26% of revenue as compared to 27% in the first quarter of 2013.
•	Net loss was approximately $927,000 as compared to net loss of approximately $35,000 in the first quarter of 2013.

“Following the complete repositioning of the Company for growth last year, we continued to leverage major contract wins such as the DHS BPA and new commercial opportunities to broaden our reach into new markets and to win additional contracts such as a new BPA with a another major Federal Department. Also, we are particularly excited about our acquisition of Soft-ex Communications earlier this month which will provide us a strong base of operations and services to target the European and Middle Eastern markets,” Steve Komar, CEO, WidePoint, commented. Mr. Komar further stated, “With new offerings such as ‘Cert-on-Device’, new commercial partnerships, and a strong balance sheet, we believe we are well positioned for accelerating growth and profitability.”

James McCubbin, WidePoint CFO, added, “During the first quarter, our revenue was impacted by a range of events, including customer purchase delays caused by severe winter storms, government credentialing contracts in transition, and weak government product resale procurements. Also, our carrier services revenues were lower as a result of greater efficiencies realized by our services as well as the transition period and start-up phase of our DHS contract award. However, we do expect these services to expand in 2014 as we commence work under task orders that have been issued under the DHS vehicle, and we anticipate that revenues will expand from both our ‘Cert-on-Device’ services and other services to our commercial customers. However, we do expect growth in 2014 as we commence work under task orders that have been issued, year to date, under the DHS vehicle; as well as, the role out of our ‘Cert-on-Device’ and other services to our commercial customer base. This is reflected in an expanding pipeline of business that will drive increased revenue this year.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Thursday, May 15, 2014. Anyone interested in participating should call 1-877-941-8418 if calling within the United States or 1-480-629-9809 if calling internationally. There will be a playback available until May 29, 2014. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 4683107 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=109216.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2014	2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,133,529	$-
Accounts receivable, net of allowance for doubtful accounts of $29,814 and $30,038 in 2014 and 2013, respectively	5,187,800	7,612,400
Unbilled accounts receivable	1,362,451	1,561,030
Inventories	43,813	61,338
Prepaid expenses and other assets	566,474	533,944
Income taxes receivable	399,382	763

Total current assets	17,693,449	9,769,475

NONCURRENT ASSETS
Property and equipment, net	1,466,058	1,545,951
Intangibles, net	3,449,644	3,613,271
Goodwill	16,618,467	16,618,467
Deferred income tax asset, net of current	4,407,630	4,407,630
Deposits and other assets	119,137	120,046

TOTAL ASSETS	$43,754,385	$36,074,840

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit advance	$-	$916,663
Short term note payable	68,557	119,336
Accounts payable	3,217,838	3,228,586
Accrued expenses	2,869,404	4,407,286
Deferred revenue	37,566	40,911
Income taxes payable	-	217,982
Deferred income taxes	700,743	700,743
Current portion of long-term debt	949,771	1,150,455
Current portion of deferred rent	77,709	78,525
Current portion of capital lease obligations	34,993	45,125

Total current liabilities	7,956,581	10,905,612

NONCURRENT LIABILITIES
Long-term debt, net of current portion	2,509,492	2,509,492
Capital lease obligation, net of current portion	58,419	57,119
Deferred rent, net of current portion	10,408	2,421
Deferred revenue	75,648	82,494
Deposits and other liabilities	1,964	1,964

Total liabilities	10,612,512	13,559,102

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares authorized; 72,965,329 and 63,907,357 shares issued and outstanding, respectively	72,965	63,907
Additional paid-in capital	81,411,266	69,867,491
Accumulated deficit	(48,342,358)	(47,415,660)

Total stockholders’ equity	33,141,873	22,515,738

Total liabilities and stockholders’ equity	$43,754,385	$36,074,840

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED
	MARCH 31,
	2014	2013
REVENUES	$9,602,779	$11,968,106
COST OF REVENUES (including amortization and depreciation of $331,867 and $374,319, respectively)	7,135,541	8,693,654

GROSS PROFIT	2,467,238	3,274,452

OPERATING EXPENSES
Sales and Marketing	845,112	805,817
General and Administrative Expenses (including share-based compensation of $82,716 and $53,987, respectively, and gain on change in fair value of contingent obligation of $0 and $220,000, respectively)	3,055,838	2,526,815
Depreciation and Amortization	69,510	66,278

Total Operating Expenses	3,970,460	3,398,910

LOSS FROM OPERATIONS	(1,503,222)	(124,458)

OTHER INCOME (EXPENSE)
Interest Income	730	849
Interest Expense	(46,226)	(59,582)
Other Income (Expense)	5,875	4,371

Total Other Income (Expense)	(39,621)	(54,362)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,542,843)	(178,820)
INCOME TAX BENEFIT	(616,145)	(143,551)

NET LOSS	$(926,698)	$(35,269)

BASIC EARNINGS PER SHARE	$(0.014)	$(0.001)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	66,826,037	63,751,857

DILUTED EARNINGS PER SHARE	$(0.014)	$(0.001)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	66,826,037	63,751,857